UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 2, 2012

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Drive, The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

$15.0M Purchase Agreement and Registration Rights Agreement

On November 2, 2012, Opexa Therapeutics, Inc. (the “Company”) entered into a purchase agreement (the “$15.0M Purchase Agreement”), together with a registration rights agreement (the “Registration Rights Agreement”), with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which the Company has the right to sell to Lincoln Park up to $15,000,000 in shares of its common stock, $0.01 par value (“Common Stock”), subject to certain limitations.

Under the terms and subject to the conditions of the $15.0M Purchase Agreement, Lincoln Park is obligated to purchase up to $15,000,000 in shares of Common Stock (subject to certain limitations) from time to time over the 30-month period commencing on the date that a registration statement, which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus in connection therewith is filed.  The Company may direct Lincoln Park, at its sole discretion and subject to certain conditions, to purchase up to 100,000 shares of Common Stock in regular purchases, increasing to amounts of up to 300,000 shares depending upon the closing sale price of the Common Stock.  In addition, the Company may direct Lincoln Park to purchase additional amounts as accelerated purchases if on the date of a regular purchase the closing sale price of the Common Stock equals or exceeds $0.75 per share.  The purchase price of shares of Common Stock related to the future funding will be based on the prevailing market prices of such shares at the time of sales (or over a period of up to 12 business days leading up to such time), but in no event will shares be sold to Lincoln Park on a day the Common Stock closing price is less than the floor price of $0.45, subject to adjustment.  The Company will control the timing and amount of any sales of Common Stock to Lincoln Park.

The Company’s sales of shares of Common Stock to Lincoln Park under the $15.0M Purchase Agreement are limited to the lesser of (i) the maximum number of shares of Common Stock issuable under applicable rules of the NASDAQ Capital Market, unless shareholder approval to exceed that maximum is obtained or the average price of all applicable sales of common stock exceed a “Base Price” (or $0.7739, representing our closing consolidated bid price on November 2, 2012 plus an incremental amount to account for the issuance of commitment shares) such that the sales to Lincoln Park are considered to be at least “at market” under applicable NASDAQ rules, and (ii) no more than the number of shares that would result in the beneficial ownership by Lincoln Park and its affiliates, at any single point in time, of more than 9.99% of the then outstanding shares of the Common Stock.

As consideration for its commitment to purchase shares of Common Stock pursuant to the $15.0M Purchase Agreement, the Company agreed to issue to Lincoln Park up to 410,959 shares on a pro rata basis as, when and if Lincoln Park purchases shares of the Common Stock under the $15.0M Purchase Agreement up to an aggregate amount of $15,000,000.

$1.5M Purchase Agreement

On November 5, 2012, the Company entered into a purchase agreement (the “$1.5M Purchase Agreement” and, together with the $15.0M Purchase Agreement, the “Purchase Agreements”), pursuant to which the Company has the right to sell to Lincoln Park up to $1,500,000 in shares of Common Stock, subject to certain limitations.

Pursuant to the $1.5M Purchase Agreement, upon the satisfaction of all of the conditions to the Company’s right to commence sales under the $1.5M Purchase Agreement (the “Commencement”), the Company may direct Lincoln Park, from time to time over a 30-month period, at its sole discretion and subject to certain conditions, to purchase up to 100,000 shares of Common Stock in regular purchases, increasing to amounts up to 300,000 shares depending upon the closing sale price of the Common Stock.  Additionally, the Company may direct Lincoln Park to purchase additional amounts as accelerated purchases if on the date of a regular purchase the closing sale price of the Common Stock equals or exceeds $0.75 per share.  The purchase price of shares of Common Stock related to the future funding will be based on the prevailing market prices of such shares at the time of sales (or over a period of up to 12 business days leading up to such time), but in no event will shares be sold to Lincoln Park on a day the Common Stock closing price is less than the floor price of $0.45, subject to adjustment.  The Company will control the timing and amount of any sales of Common Stock to Lincoln Park.

The $1.5M Purchase Agreement limits the Company’s sales of Common Stock to Lincoln Park under the $1.5M Purchase Agreement to the lesser of (i) the maximum number of shares of Common Stock issuable under applicable rules of the NASDAQ Capital Market, unless shareholder approval to exceed that maximum is obtained or the average price of all applicable sales of common stock exceed a “Base Price” (or $0.7739, representing our closing consolidated bid price on November 2, 2012 plus an incremental amount to account for the issuance of commitment shares) such that the sales to Lincoln Park are considered to be at least “at market” under applicable NASDAQ rules, (ii) the maximum number of shares of Common Stock that the Company may issue without exceeding the limitations set forth in General Instruction I.B.6. of Form S-3 and the interpretive guidance of the SEC applicable to these transactions (less certain shares we may sell under our at-the-market offering program pursuant to a prospectus supplement dated September 12, 2012), and (iii) no more than the number of shares that would result in the beneficial ownership by Lincoln Park and its affiliates, at any single point in time, of more than 4.99% of the then outstanding shares of the Common Stock.

As consideration for its commitment to purchase Common Stock pursuant to the $1.5M Purchase Agreement, the Company issued to Lincoln Park 226,027 shares of Common Stock and agreed to issue up to an additional 41,096 shares on a pro rata basis as, when and if Lincoln Park purchases shares of the Common Stock under the $1.5M Purchase Agreement up to an aggregate amount of $1,500,000.

All shares of Common Stock to be issued and sold to Lincoln Park under the $1.5M Purchase Agreement will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-163108), filed with the SEC in accordance with the provisions of the Securities Act and declared effective on November 23, 2009, and the prospectus supplement thereto dated November 5, 2012.

The Purchase Agreements and the Registration Rights Agreement contain customary representations, warranties and agreements of the Company and Lincoln Park and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties.  There is no upper limit on the price per share that Lincoln Park could be obligated to pay for shares of Common Stock under the Purchase Agreements.   The Company has the right to terminate the Purchase Agreements at any time, at no cost or penalty.  Actual sales of shares of Common Stock to Lincoln Park under the Purchase Agreements will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

If the Company sells shares to Lincoln Park pursuant to the $1.5M Purchase Agreement or the $15.0M Purchase Agreement at a per share price of less than $0.80, such sales will trigger certain antidilution adjustments relating to the 12% convertible secured promissory notes previously issued by the Company in its July 25, 2012 financing transaction.  Although up to 5,106,250 shares of Common Stock were initially issuable if all 12% convertible secured promissory notes outstanding were converted to Series A convertible preferred stock and such stock was then converted into Common Stock, this amount of shares will increase by up to 126,736 shares, to a total of up to 5,232,986 shares of Common Stock.  In addition, the Series I warrants issued to the purchasers of the 12% convertible secured promissory notes to acquire up to 3,829,688 shares of Common Stock in the aggregate at an exercise price of $1.25 per share include antidilution provisions whereby if shares are sold to Lincoln Park pursuant to the $1.5M Purchase Agreement or the $15.0M Purchase Agreement at a per share price of (i) less than $1.25, then the exercise price will be reset to such lower per share price, subject to a floor of $0.64, and (ii) less than $0.64, then the number of shares issuable pursuant to such warrants will increase by a factor equal to $0.64 divided by such lower price, subject to a cap on the amount of any such increase of 50% (or an additional 1,914,844 shares of common stock in the aggregate).

The foregoing descriptions of the Purchase Agreements and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreements and the Registration Rights Agreement, copies of which are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and each of which is incorporated herein in its entirety by reference.  The representations, warranties and covenants contained in the Purchase Agreements and the Registration Rights Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with execution of the agreements.

The Company also issued a press release on November 5, 2012 to disclose the transactions with Lincoln Park, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

In connection with the $15.0M Purchase Agreement, the information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.  The issuance and sale of shares of Common Stock by the Company to Lincoln Park under the $15.0M Purchase Agreement was made without registration under the Securities Act of 1933, as amended (the “Act”), or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representation of such investor to the Company that it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and the representation of such investor that it was purchasing the shares for its own account and without a view to distribute them.

Item 8.01    Other Events.

The information set forth in Item 1.01 with respect to the $1.5M Purchase Agreement is hereby incorporated herein by reference.  The Company is filing the opinion of its counsel, Pillsbury Winthrop Shaw Pittman LLP, relating to the legality of the issuance and sale of the shares of Common Stock pursuant to the $1.5M Purchase Agreement as Exhibit 5.1 hereto, which is incorporated herein by reference and into the registration statement.

On November 5, 2012, the Company issued a press release announcing the execution of the Purchase Agreements and Registration Rights Agreement.  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

10.1	$15,000,000 Purchase Agreement, dated as of November 2, 2012, by and between the Company and Lincoln Park Capital Fund, LLC.

10.2	$1,500,000 Purchase Agreement, dated as of November 5, 2012, by and between the Company and Lincoln Park Capital Fund, LLC.

10.3	Registration Rights Agreement, dated as of November 2, 2012, by and between the Company and Lincoln Park Capital Fund, LLC.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

99.1	Press Release issued November 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has  duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2012	OPEXA THERAPEUTICS, INC.

By: /s/ Neil K. Warma
Neil K. Warma
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

10.1	$15,000,000 Purchase Agreement, dated as of November 2, 2012, by and between the Company and Lincoln Park Capital Fund, LLC.

10.2	$1,500,000 Purchase Agreement, dated as of November 5, 2012, by and between the Company and Lincoln Park Capital Fund, LLC.

10.3	Registration Rights Agreement, dated as of November 2, 2012, by and between the Company and Lincoln Park Capital Fund, LLC.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

99.1	Press Release issued November 5, 2012.